Exhibit 10.22

Execution Copy

10/19/10

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (the “Separation Agreement” or “Release”) is entered into by and between SUPERMEDIA INC., a Delaware Corporation (the “Company”), and SCOTT W. KLEIN (the “Executive”) and is made effective as of the 4th day of October, 2010.

WHEREAS, the Company and the Executive entered into an Employment Agreement dated as of May 30, 2008 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive have mutually agreed to terminate the Employment Agreement; and

WHEREAS, the Company and the Executive desire to resolve any and all potential disputes or claims or causes of action arising out of the Executive’s employment with and separation from the Company.

THEREFORE, in consideration of the foregoing recitals and the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive voluntarily agree as follows:

1.             Termination of the Employment Agreement.  The Employment Agreement between the Company and the Executive is hereby terminated and cancelled, and neither Company nor Executive, or any of their respective heirs, successors or assigns, shall have any further rights or obligations thereunder.  No provisions of the Employment Agreement shall survive, its termination and cancellation as effected herein except for the applicable provisions of Section 6.1, Section 6.3, Section 6.4 (which shall be applied so that a “reduction” thereunder includes a repayment by the Executive of an amount paid hereunder such that all payments made or benefits provided under this Separation Agreement, in the aggregate, following such reduction or repayment no longer exceeds the Safe Harbor Amount (as defined in Section 6.4 of the Employment Agreement)), Section 6.5, Section 7, Section 8, Section 9, Section 10, Section 11, Section 12, Section 13, Section 15(b), Section 16 and Section 18 of the Employment Agreement.

2.             Executive Compensation.  The Company shall pay or provide the Executive with those payments and benefits pursuant to the Payment and Benefits upon Termination of Employment provisions of Section 5.1 of the Employment Agreement, which payments and benefits shall be delineated on Exhibit A attached hereto.

3.             Release and Discharge.  In consideration of the premises and the payments and benefits to be made or provided by the Company to the Executive under this Release and the Employment Agreement, the Executive, for the Executive and for the executors and administrators of the Executive’s estate, heirs, successors and assigns, hereby releases and forever discharges the Company and its officers, directors, employees and stockholders from any and all claims, actions, causes of action, suits, sums of money, debts, dues, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, demands or damages of any nature whatsoever or by reason of any matter, cause or thing regardless of whether known or unknown at present, which against the Company or any of its officers, directors, employees or stockholders Executive ever had, now has or may have arising out of or relating to any transaction, dealing, relationship, conduct, act or omission, or any other matters or things occurring or existing at any time prior to and including the date of this Release (collectively defined herein as “Claims”). This Release includes, but is not limited to, all Claims the Executive might have under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §§2000e, et. seq.; 42 U.S.C. §§1981, et. seq.; the Texas Commission on Human Rights Act, Tex. Rev. Civ. Stat. Art. 5221k; the Americans with Disabilities Act, 29 U.S.C. §§2000e, et. seq.; the Age Discrimination in Employment Act; the Older Workers Benefits Protection Act; the federal Family and Medical Leave Act; the Texas Labor Code, Section 451 et. seq.; and any and all statutory and common law causes of action for defamation; slander; slander per se; defamation per se; false light; tortious interference with prospective business relationships; assault; sexual assault; battery; sexual harassment; sexual discrimination; hostile work environment; discrimination; retaliation; workers’ compensation retaliation; wrongful termination; intentional infliction of emotional distress; breach of a duty or obligation of any kind or description, including any implied covenant of good faith and fair dealing; and for breach of contract or any tort whatsoever, as well as any expenses or attorney’s fees associated with such Claims. The parties acknowledge that this Release does not either affect the rights and responsibilities of the Equal Employment Opportunity Commission to enforce the Age Discrimination in Employment Act, or justify interfering with the protected right of an employee to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission under the Age Discrimination in Employment Act. In the event the Equal Employment Opportunity Commission commences a proceeding against the Company in which Executive is a named party, Executive agrees to waive and forego any monetary claims which may be alleged by the Equal Employment Opportunity Commission to be owed to Executive. Notwithstanding the foregoing, nothing in the provisions of this Release shall act as a release by the Executive of any Claims against the Company with respect to (i) the enforcement of this Release, (ii) any amounts or benefits to which the Executive is entitled under this Release, (iii) the Executive’s rights under and in accordance with the terms of any employee plan in which Executive participates, and (iv) any Claims arising with respect to acts, events or occurrences taking place after the date of this Release.

4.             Return of Company Property.  The Executive has returned or will, within twenty-four hours of signing this Release, return to the Company all property of the Company, including but not limited to, any computers, telephones, documents, books, records (whether in electronic format or hard copy), reports, files, correspondence, notebooks, manuals, notes, specifications, mailing lists, credit cards and data in the Executive’s possession or control. If the Executive later discovers that he has any secret or confidential information remaining in his possession or control, the Executive shall immediately return to the Company all such secret and confidential information in the Executive’s possession and control, including all copies and portions thereof.

5.             Confidentiality.  Each of the parties to this Release shall keep confidential the specific terms of this Release, and shall not disclose the terms of this Release to any person except, in the case of the Executive, to the Executive’s spouse, and in the case of both parties, to their respective financial, tax, and legal advisers of Executive and the Company, unless required to disclose same to others by legal process, in which event the party so ordered shall to the extent practical under the circumstances first give notice to the other party in order that such other party may have an opportunity to seek a protective order. This Release may be disclosed or appended as an exhibit to any securities or stock exchange filing required to be made by the Company, however, after having been so disclosed or appended, the parties shall remain obligated to keep confidential any information not so disclosed.

6.             Restrictive Covenants.  Certain Restrictive Covenants, as set forth in Section 8 of the Employment Agreement, specifically survive the termination of the Employment Agreement and the parties’ rights and obligations thereunder shall continue for the period so prescribed.

7.             Non-Admission.  This Separation Agreement shall not in any way be construed as an admission by the Company or the other Releasees of any acts of wrongdoing, harassment, retaliation, negligence, discrimination or violation of any statute, law or legal right whatsoever against the Executive or any person or entity, and Company specifically disclaims any such illegal discrimination or violation against the Executive or any other person or entity.

8.             Non-Disparagement.  Executive shall not make any statements, either directly or through other persons or entities, that are disparaging to the Company or any of its affiliates, management, officers, directors, shareholders, services, products, operations, prospects or other matters relating to the Company’s businesses. The Company, through its officers and directors, shall not make any statements, either directly or through other persons or entities, that are disparaging to Executive.

9.             Breach of Agreement.  As a further material inducement to enter into this Separation Agreement, any party who breaches this Separation Agreement must reimburse the non-breaching party for any and all loss, cost, damage or expense, including without limitation, attorneys’ fees arising out of any breach of this Separation Agreement.  In addition, any breach of this Separation Agreement will entitle the non-breaching party to seek injunctive relief and to recover any actual damages incurred as a result of said breach.

10.          Prior Representations.  The Executive represents and acknowledges that in executing this Separation Agreement he is advised by his own counsel and he does not rely and has not relied upon any prior or contemporaneous representation made by the Company or its agents, representatives or attorneys with regard to the subject matter of this Separation Agreement.

11.          Binding Effect.  This Separation Agreement shall be binding upon the Executive and upon his heirs, administrators, representatives, executors, successors and assigns, and shall inure to the benefit of their heirs, administrators, representatives, executors, successors and assigns.

12.          Controlling Law.  This Separation Agreement is made and entered into within the State of Texas and shall, in all respects, be interpreted, enforced and governed under the laws of the State of Texas without giving effect to conflict-of-laws principles or any other principle that will result in the application of the substantive laws of any other jurisdiction.  The language of this Agreement shall, in all cases, be construed as a whole, according to its fair meaning, and not strictly for, or against, any of the parties.

13.          Severability.  Should any provision of this Separation Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions of this Separation Agreement shall not be affected, and any illegal or invalid part, term, or provision, should not be deemed to be part of this Separation Agreement, provided that any prior agreements between the parties concerning confidentiality, non-disclosure and non-competition shall remain in full force and effect to the extent that the agreements protect confidentiality and prohibit specific disclosures and competition.

14.          Counterparts.  This Separation Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed one and the same instrument.

15.          Entire Agreement.  This Separation Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior written and prior and contemporaneous oral agreements or understandings between the parties pertaining to the subject matter in this Separation Agreement, provided that any prior agreements between the parties concerning confidentiality, non-disclosure and non-competition shall remain in full force and effect to the extent that the agreements protect confidentiality and prohibit specific disclosures and competition.  For the avoidance of doubt, the Indemnification Agreement by and between the Company and the Executive, dated as of May 30, 2008, shall remain in full force and effect in accordance with and subject to its terms and conditions.

16.          Revocation/Individual Rights.  The Company has advised the Executive in writing to consult with an attorney prior to executing this Release. By executing this Release, the Executive acknowledges that (a) the Executive has been provided an opportunity to consult with an attorney or other advisor of the Executive’s choice regarding the terms of this Release, (b) Executive has been given twenty-one (21) days in which to consider whether the Executive wishes to enter into this Release, (c) Executive has elected to enter into this Agreement knowingly and voluntarily, (d) Executive’s waiver of rights or claims is in exchange for the good and valuable consideration herein; and (e) if Executive does so within fewer than twenty-one (21) days from receipt of this Release, Executive has knowingly and voluntarily waived the remaining time. This Release will become effective, enforceable and irrevocable on the eighth day after the date on which it is executed by the Executive (the “Effective Date”). During the seven-day period prior to the Effective Date, the Executive may revoke this Release by delivering a written notice of revocation to the Company.

17.          Consent to Board Action.  The Executive hereby consents to, and expressly waives any and all notice of, all actions taken by the Board of Directors of the Company and any committee thereof in connection with the termination of the Employment Agreement, and further waives any right he may have had to attend or be present at all meetings of the Board of Directors of the Company and any committee thereof at which the termination of the Employment Agreement was contemplated, discussed, or acted upon; provided, however, that any such waiver of notice will not be interpreted as a waiver of any of Executive’s rights to which he is otherwise entitled under the Employment Agreement.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

SUPERMEDIA INC.		SCOTT W. KLEIN

By:
Name:
Title:	Date:

Date:

Scott W. Klein

Scott Klein Employment Agreement		Notes	Severance	BAU
4.3	Lump Sum Pay in lieu of 45 day notice: ($480.77 per hr * 8hrs)*45 days =	✓	$173,077.20		less supplemental taxes and deductions

5.1 (a)	Regular Base Salary Earnings for Oct. 4: $480.77 per hr * 8hrs =	✓		$3,846.16	less taxes and deductions
	(express check processed 10/7; check delivered to home on 10/8)

5.1 (a)	Unused Vacation: $480.769 per hr * 76 hrs =	✓		$36,538.44	less taxes and deductions
	(express check processed 10/7; check delivered to home on 10/8)

5.1 (b)	Reimburseable Business Expenses	✓		TBD- Request to Christine Oct. 6th

5.1 (c)	Reimburseable Benefits	✓		TBD- Request to Christine Oct. 6th

5.1 (d)	STI pro-rata: 1,000,000 Target STI * (277/365) =	8	$758,904.11
	(Estimate provided assuming 100% performance; actual amount pending full year performance %)

5.1 (e)	Severance: ($1,000,000 Base + $1,000,000 Target STI) * 2.0 factor =	8	$4,000,000.00

5.1 (f)	LTI: Shares forfeited = 78,999		$0.00
	LTI: Shares to Vest 100% upon separation agreement signage: 79,000
	Shares to be Withheld for Taxes (10/6/2010): 28,795		$270,677.70
	Shares to be Issued (10/6/2010): 50,205 @ $9.40 price =	F	$471,927.00

5.1 (g)	Company Paid Health Plan (for 24 months until coverage is obtained under a successor employer’s plan)
	Remainder of 2010 Yr ($16,843 an / 12 = $1,404 * 3 mos)		$4,210.75
	2011 Yr =		$14,972.00
	2012 Yr = ($16,221.34 / 12) * 9 mos		$12,166.00

5.1 (h)	Flex Spending: $2,200 per mo * 24 mos =	8	$52,800.00
	(409A will permit SuperMedia to pay $16,500 of this amount now)

5.1 (h)	Company Paid Financial Planning: Up to $15,000 CEO Annual Fee * 2 years =	N	$30,000.00
	(proxy value of service if opt in)

5.1 (h)	Company Paid Annual Physical Examination (2,000 * 2 yrs)	H	$4,000.00
	(proxy value of service if opt in)

5.1 (i)	Company Paid Outplacement Services for up to 1 year (with a reputable firm selected by the Company):	N	$9,500.00
	(proxy value of service if opt in)

2.2 of February 11, 2010 Emergence Bonus Award Agreement	Remaining Emergence Bonus Award	☒	$1,000,000.00
			$6,802,234.76	$40,384.60

Note ✓:	Cash to be paid from SuperMedia as soon as possible.
Note 8:	Cash to be paid by Supermedia 6 months after Mr. Klein’s termination date as required by 409A
Note N:	Pending Mr. Klein’s decision to participate in perquisite; Cash/Invoice/Billing to be processed between SuperMedia and Vendor.
Note H:	Pending Mr. Klein’s decision to participate in perquisite; Expense to be submitted to SuperMedia for Reimbursement.
Note F:

Shares will vest upon receipt of and executed release of claims for Mr. Klein (share price to be determined). SuperMedia to process lapse with BNY Mellon as shares withheld to cover taxes. Participant can access BNY Mellon individual account to take further action.

Note ☒:	Vested upon termination. Cash to be paid on the anniversary date of award on or about Feb. 11, 2011

jan	31	31
feb	28	28
mar	31	31
apr	30	30
may	31	31
jun	30	30
jul	31	31
aug	31	31
sept	30	30
oct	31	4
nov	30	277
dec	31
	365

Last Updated:       10/11/2010, 11:30 AM